Exhibit 99.1

Pingtan Marine Enterprise Schedules 2018 Second Quarter Financial Results and Conference Call on August 10, 2018

FUZHOU, China, Aug. 3, 2018 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), ("Pingtan," or the "Company"), a global fishing company based in the People's Republic of China (PRC), announced today that it expects to release its financial results for the second quarter ended June 30, 2018, after the market closes on Thursday, August 9, 2018 and will conduct its quarterly conference call to discuss these results at 8:30 a.m. ET on Friday, August 10, 2018.

Conference Call Details

Friday, August 10, 2018 - 8:30 a.m. ET.
Participant Dial-In Numbers:
(United States):     877-407-0310
(International):       201-493-6786

Webcast

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q2-2018. This webcast will be archived and accessible through the Company's website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

CONTACT:
Roy Yu
Chief Financial Officer
Pingtan Marine Enterprise Ltd.
Tel: +86 591 87271753
ryu@ptmarine.net

Maggie Li
Investor Relations Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS
The Equity Group Inc.
Adam Prior, Senior Vice President
Tel: (212) 836-9606
aprior@equityny.com

In China
Katherine Yao, Senior Associate
Tel: +86 10 6587 6435
kyao@equityny.com